UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	October 17, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Proxim Wireless Corporation has received notification from The NASDAQ Stock Market that NASDAQ has suspended, through January 16, 2009, the enforcement of its rules requiring a minimum $1.00 closing bid price and a minimum market value of publicly held shares due to recent extraordinary market conditions.  NASDAQ stated that it will not take any action to delist companies for a bid price or market value of publicly held shares deficiency during the suspension.

As a result of this suspension, the hearing before the Nasdaq Listing Qualifications Panel that had been scheduled for October 23, 2008 to address Proxim’s bid price deficiency has been cancelled.  NASDAQ informed Proxim that, if Proxim is still deficient in bid price at the close of business on January 16, 2009, NASDAQ will contact Proxim to reschedule a hearing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: October 22, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

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